Exhibit 99.1

Citrix Reports Third Quarter Financial Results

Quarterly Revenue of $472 Million, up 18 Percent over Comparable Quarter Last Year

GAAP Diluted Earnings Per Share of $0.46

Non-GAAP Diluted Earnings Per Share of $0.62

GAAP Operating Margin of 17 Percent

Non-GAAP Operating Margin of 27 Percent

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 21, 2010--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the third quarter ended September 30, 2010.

FINANCIAL RESULTS

In the third quarter of fiscal 2010, Citrix achieved revenue of $472 million, compared to $401 million in the third quarter of fiscal 2009, representing 18 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal 2010 was $88 million, or $0.46 per diluted share, compared to $53 million, or $0.29 per diluted share, for the third quarter of 2009. Net income for the third quarter of fiscal 2010 includes net tax benefits of approximately $18 million or $0.10 per diluted share.

Non-GAAP Results

Non-GAAP net income in the third quarter of fiscal 2010 was $118 million, or $0.62 per diluted share, compared to $80 million, or $0.43 per diluted share, in the comparable period last year. This includes net tax benefits of approximately $18 million recognized in the quarter, or $0.10 per diluted share. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and, charges recorded in connection with the restructuring program that the company implemented in January 2009 and the tax effects related to those items.

“I’m proud of our Q3 performance, and the excellent strategic, operating and financial results we’ve delivered this year,” said Mark Templeton, president and chief executive officer for Citrix.

“It is clear we are at the intersection of three powerful market forces - the transformation of IT to an on-demand service; the consumerization of IT in the enterprise; and, the promise of cloud services. These trends are driving a need for virtual computing, making Citrix and our platform more relevant and strategic.”

Q3 Financial Summary

In reviewing the third quarter results of 2010, compared to the third quarter of 2009:

  Product license revenue increased 18 percent;
  Revenue from license updates grew 15 percent;
  Online services revenue grew 16 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 30 percent;
  Revenue increased in the America’s region by 22 percent; increased in the Pacific region by 27 percent; and increased in the EMEA region by 9 percent;
  GAAP operating margin was 17 percent for the quarter and non-GAAP operating margin was 27 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the 2009 restructuring program;
  Cash flow from operations was a record $190 million, compared with $134 million in the third quarter of 2009;
  Deferred revenue totaled $680 million, compared to $556 million on September 30, 2009; and
  The company repurchased a total value of $125 million or 1.9 million shares at an average price of $59.43.

Financial Outlook for Fourth Quarter 2010

Citrix management expects to achieve the following results during its fourth fiscal quarter of 2010 ending December 31, 2010:

  Net revenue is expected to be in the range of $500 million to $510 million;
  Interest income is expected to be in the range of $3 million to $4 million; and
  GAAP diluted earnings per share is expected to be in the range of $0.47 to $0.49. Non-GAAP diluted earnings per share is expected to be in the range of $0.59 to $0.60, excluding $0.08 related to the effects of amortization of intangible assets primarily related to business combinations, $0.10 related to the effects of stock-based compensation expenses, certain charges recorded in conjunction with the company’s 2009 restructuring program, and $(0.05) to $(0.08) for the tax effects related to these items and the effect of the differential between GAAP and non-GAAP tax rates.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Preliminary Financial Outlook for Fiscal Year 2011

The company’s preliminary financial outlook for the full fiscal year 2011 is for net revenue to be in the range of $2.04 billion to $2.07 billion, and for continued operational leverage to drive 50 basis point expansion in non-GAAP operating margin over the full fiscal year 2010. Non-GAAP operating margin excludes the effects of amortization of intangible assets primarily related to business combinations, and stock-based compensation expense. In addition, certain adjustments recorded in conjunction with the company’s 2009 restructuring program, if any, would also be excluded.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the third quarter of 2010, Citrix announced:

  A new release of Citrix® XenDesktop® that includes two new technologies, Citrix XenClient™ and Citrix XenVault™, which make it easy for IT to incorporate mobile laptop users into a unified enterprise desktop virtualization strategy with unparalleled security and simplicity – including corporate-owned laptops managed by IT as well as user-owned devices used by contractors or employees in a BYOC (bring your own computer) program.
  Citrix has partnered with Cisco to provide the new Cisco Desktop Virtualization Solution with Citrix XenDesktop to deliver a cost-effective, scalable and high-performance solution for hosting, securing and optimizing the delivery of virtual desktops and applications.
  Citrix and Microsoft introduced V-Alliance, an expanded global partnership with Microsoft that gives Citrix and Microsoft partners access to special sales and marketing tools, as well as content, demo resources, promotions and training to address customers’ desktop and server virtualization needs.
  Acquired VMLogix, a leading provider of virtualization management for private and public clouds, and enhancements to its Citrix OpenCloud™ infrastructure platform that extend the company’s leadership position as the most widely deployed provider of virtualization and networking solutions for the open cloud.
  Frost & Sullivan recognized Citrix Online as the number two provider in revenue market share in the worldwide web conferencing market and the fastest growing provider among all top SaaS web conferencing brands in 2009. (Frost & Sullivan, “World Web Conferencing Hosted Services Market,” Roopam Jain, August 2010.)

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 16880191).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtual computing solutions that help companies deliver IT as an on-demand service. Founded in 1989, Citrix combines virtualization, networking, and cloud computing technologies into a full portfolio of products that enable virtual workstyles for users and virtual datacenters for IT. More than 230,000 organizations worldwide rely on Citrix to help them build simpler and more cost-effective IT environments. Citrix partners with over 10,000 companies in more than 100 countries. Annual revenue in 2009 was $1.61 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements contained in the Financial Outlook for Fourth Quarter 2010, Preliminary Financial Outlook for Fiscal Year 2011 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix’s European markets; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels, including XenDesktop; the company’s product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining growth in its core products, especially XenApp; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products as the enterprise software landscape evolves; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth; the recruitment and retention of qualified employees, including those of acquired companies; disruptions due to changes in key personnel and succession risks; risks in effectively controlling operating expenses, including failure to manage unexpected expenses; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation, including litigation challenging our intellectual property rights or alleging the infringement of the intellectual property rights of third parties; changes in the company’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix’s revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for Citrix’s Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, XenDesktop®, XenClient™, XenVault™, and OpenCloud™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Product licenses	$151,758	$129,060	$423,197	$370,652
License updates	174,128	151,041	505,684	448,573
Online services	91,660	78,878	265,821	226,208
Technical services	54,687	42,063	150,236	117,495
Total net revenues	472,233	401,042	1,344,938	1,162,928

Cost of net revenues:
Cost of product license revenues	19,325	13,191	47,125	36,191
Cost of services revenues	25,934	20,685	75,613	63,440
Amortization of product related intangible assets	12,539	11,542	37,314	35,064
Total cost of net revenues	57,798	45,418	160,052	134,695
Gross margin	414,435	355,624	1,184,886	1,028,233

Operating expenses:
Research and development	87,399	68,865	244,644	215,062
Sales, marketing and services	174,734	168,233	531,855	498,952
General and administrative	67,404	57,254	188,828	175,295
Amortization of other intangible assets	3,334	5,111	11,267	15,268
Restructuring	87	61	922	22,827
Total operating expenses	332,958	299,524	977,516	927,404

Income from operations	81,477	56,100	207,370	100,829

Other income, net	5,700	5,625	10,508	11,863
Income before income taxes	87,177	61,725	217,878	112,692

Income taxes	(602)	8,302	35,193	9,823
Net income	$87,779	$53,423	$182,685	$102,869

Earnings per common share – diluted	$0.46	$0.29	$0.96	$0.56
Weighted average shares outstanding – diluted	191,004	186,334	189,827	184,344

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	September 30, 2010	December 31, 2009
ASSETS:
Cash and cash equivalents	$398,988	$261,443
Short-term investments	503,191	338,168
Accounts receivable, net	273,286	304,912
Other current assets, net	211,183	134,772
Total current assets	1,386,648	1,039,295

Long-term investments	689,211	607,646
Property and equipment, net	247,208	247,703
Goodwill and other intangible assets, net	1,114,542	1,113,014
Other long-term assets	59,378	83,489
Total assets	$3,496,987	$3,091,147

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$308,523	$278,850
Current portion of deferred revenues	580,739	555,514
Total current liabilities	889,262	834,364

Long-term portion of deferred revenues	99,434	63,336
Other liabilities	6,697	4,940

Stockholders' equity	2,501,594	2,188,507
Total liabilities and stockholders’ equity	$3,496,987	$3,091,147

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
OPERATING ACTIVITIES
Net Income	$87,779	$182,685
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	34,471	102,626
Stock-based compensation expense	30,833	83,906
Provision for accounts receivable allowances	721	3,255
Other non-cash items	(3,186)	(2,832)
Total adjustments to reconcile net income to net cash Activities	62,839	186,955
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	46,109	25,802
Prepaid expenses and other current assets	(31,089)	(74,134)
Other assets	(36)	3,632
Deferred tax assets, net	(344)	7,574
Accounts payable and accrued expenses	30,810	41,945
Deferred revenues	(6,190)	61,324
Other liabilities	303	1,182
Total changes in operating assets and liabilities, net of the effects of acquisitions	39,563	67,325
Net cash provided by operating activities	190,181	436,965

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net	(125,748)	(280,287)
Proceeds from trading securities	-	44,560
Purchases of property and equipment	(23,029)	(53,101)
Purchases of other assets	(2,500)	(3,500)
Cash paid for acquisitions, net of cash acquired	(10,445)	(20,672)
Cash paid for licensing and core technology	(2,647)	(12,882)
Net cash used in investing activities	(164,369)	(325,882)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	126,638	310,830
Excess tax benefit from exercise of stock options	24,984	43,098
Stock repurchases	(124,962)	(324,906)
Other	(99)	(4,237)
Net cash provided by financing activities	26,561	24,785
Effect of exchange rate changes on cash and cash equivalents	1,911	1,677
Change in cash and cash equivalents	54,284	137,545
Cash and cash equivalents at beginning of period	344,704	261,443
Cash and cash equivalents at end of period	$398,988	$398,988

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of acquired intangible assets and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization of intangible assets primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30,
	2010
GAAP operating margin	17.3%
Add: stock-based compensation	6.5%
Add: amortization of product related intangible assets	2.7%
Add: amortization of other intangible assets	0.7%
Add: restructuring charges	0.0%
Non-GAAP operating margin	27.2%

	Three Months Ended September 30,
	2010	2009
GAAP net income	$87,779	$53,423
Add: stock-based compensation	30,833	27,892
Add: amortization of product related intangible assets	12,539	11,542
Add: amortization of other intangible assets	3,334	5,111
Add: restructuring charges	87	61
Less: Differential between the GAAP and non-GAAP tax rates and tax effects related to above items	(16,330)	(17,727)
Non-GAAP net income	$118,242	$80,302

	Three Months Ended September 30,
	2010	2009
GAAP earnings per share – diluted	$0.46	$0.29
Add: stock-based compensation	0.16	0.15
Add: amortization of product related intangible assets	0.07	0.06
Add: amortization of other intangible assets	0.02	0.03
Add: restructuring charges	-	-
Less: Differential between the GAAP and non-GAAP tax rates and tax effects related to above items tax effects related to above items	(0.09)	(0.10)
Non-GAAP earnings per share – diluted	$0.62	$0.43

CITRIX SYSTEMS, INC.

Forward Looking Guidance

For the Three Months Ended December 31,
2010
GAAP earnings per share - diluted	$0.47 to $0.49
Add: Adjustments to exclude the effects of amortization of intangible assets	0.08
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	0.10
Add: restructuring charges related to 2009	-
Less: Differential between the GAAP and non-GAAP tax rates and tax effects related to above items	(0.05) to (0.08)
Non-GAAP earnings per share - diluted	$0.59 to $0.60

CONTACT:
Citrix Systems, Inc.
For Media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com